INDEMNITY AGREEMENT

This INDEMNITY AGREEMENT (the "Agreement") is entered into on August 31, 2020 (the "Effective Date") by and between Nick Brown, Austin Carlisle, Joseph Pepe, and Westward Summit, LLC, a Colorado limited liability company, on the one hand (collectively, the "Indemnitor") and Diego Pellicer Worldwide, Inc., a Delaware corporation, Royal Asset Management, LLC, a Colorado limited liability company, Venture Product Consulting, LLC, a Colorado limited liability company ("VPC"), and Neil Demers, on the other hand (collectively, the "Indemnitee"). The Indemnitor and the Indemnitee may be identified herein individually as a "Party," and collectively as the "Parties."

RECITALS

A. The Parties are parties to that certain Lease and Guaranty Agreement of equal date hereto (the "Lease") whereby Westward Summit, LLC leases certain real property from Colorado Group Trust, and whereby the Indemnitee provides a limited guaranty of the Indemnitor's performance under the Lease; and

B. As inducement for the Indemnitee to consummate the transactions under and related to the Lease, the Indemnitor has agreed to indemnify the Indemnitee pursuant to this Agreement.

Now, therefore, the Parties agree as follows:

TERMS

ARTICLE I
INDEMNIFICATION

1.1 Indemnification by the Indemnitor. The Indemnitor shall indemnify and hold harmless, on a joint and several basis, the Indemnitee and its affiliates, and their respective stockholders, members, directors, managers, officers, and employees (each, an "Indemnitee Affiliate") from and against any and all Losses relating to, resulting from, or arising out of any breach by the Indemnitor under the Lease (an "Indemnifiable Action"). As used herein, "Losses" means all losses, damages, liabilities, deficiencies, claims, actions, causes of action, demands, lawsuits, arbitrations, inquiries, audits, notices of violation, proceedings, litigations, citations, summons, subpoenas or investigations of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity, judgements, interest awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in an Indemnifiable Action, or responding to, or objecting to, a request to provide discovery in any Indemnifiable Action and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that "Losses" does not include punitive damages, except to the extent actually awarded to a governmental authority or a party other than the Indemnitee or an Indemnitee Affiliate. Notwithstanding the foregoing, the Parties agree that an "Indemnifiable Action" shall expressly exclude any Losses that relate to, result from, or arise out of any breach by

VPC under the Lease or under any sublease of the Lease and Indemnitor shall have no liability or obligation associated therewith.

1.2 Contribution.

(a) Whether or not the indemnification provided in Section 1.1 is available, in respect of any threatened, pending or completed action, suit or proceeding in which the Indemnitor is jointly liable with the Indemnitee or an Indemnitee Affiliate in connection with an Indemnifiable Action (or would be if joined in such action, suit or proceeding), the Indemnitor shall pay, in the first instance, the entire amount of any Losses of such Indemnifiable Action without requiring the Indemnitee or an Indemnitee Affiliate, as applicable, to contribute to such payment, and the Indemnitor hereby waives and relinquishes any right of contribution it may have against the Indemnitee or an Indemnitee Affiliate. The Indemnitor shall not enter into any settlement of any Indemnifiable Action in which the Indemnitor is jointly liable with the Indemnitee or an Indemnitee Affiliate (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against the Indemnitee or an Indemnitee Affiliate.

(b) Without diminishing or impairing the obligations of the Indemnitor set forth in Section 1.2(a), if, for any reason, the Indemnitee or an Indemnitee Affiliate elects or is required to pay all or any portion of any Losses in any Indemnifiable Action in which the Indemnitor is jointly liable with the Indemnitee or an Indemnitee Affiliate (or would be if joined in such action, suit or proceeding), the Indemnitor shall contribute to the entire amount of such Losses paid or payable by the Indemnitee or an Indemnitee Affiliate.

1.3 Advancement of Losses. The Indemnitor shall advance all Losses incurred by or on behalf of the Indemnitee or an Indemnitee Affiliate within 30 days after the receipt by the Indemnitor of a statement or statements from the Indemnitee or an Indemnitee Affiliate requesting such advance or advances from time to time, whether prior to or after final disposition of any Indemnifiable Action. Such statement or statements shall reasonably evidence the Losses incurred by Indemnitee or an Indemnitee Affiliate.

1.4 Indemnification Procedures and Payments.

(a) Whenever any claim shall arise for indemnification hereunder, the Indemnitee or an Indemnitee Affiliate shall promptly provide the Indemnitor written notice of such claim, but in any event not later than thirty (30) calendar days after receipt of such notice of such Indemnifiable Action. The Indemnitee or an Indemnitee Affiliate's failure to give prompt notice shall not relieve the Indemnitor of its indemnification obligations, except to the extent that the Indemnitor forfeits rights or defenses by reason of such failure. Such notice by the Indemnitee must describe the Indemnifiable Action in reasonable detail, include copies of all material written evidence thereof, and indicate, if reasonably practicable, the estimated amount of the Losses that have been or may be sustained by the Indemnitee and/or an Indemnitee Affiliate. Upon the receipt of such notice, the Indemnitor shall satisfy its obligations hereunder within 30 days by wire transfer of immediately available funds. If the Indemnitor does not make full payment of any such obligation within 30 days, any amount payable will accrue interest at a rate per annum equal to ten percent (10%) from the date the Indemnitor receives such notice. Notice will be deemed effective

as set forth in Paragraph 2.7 below. The Parties have a duty to mitigate any Loss in connection with this Agreement.

(b) If a third party brings an Indemnifiable Action, Indemnitor may participate in the Indemnifiable Action and, to the extent that it wishes, assume the defense of such Indemnifiable Action, if (i) the Indemnitor provides written notice to the Indemnitee or Indemnitee Affiliate, as applicable, that the Indemnitor intends to undertake the defense, (ii) the Indemnitor conducts the defense of the third-party Indemnifiable Action actively and diligently with counsel reasonably satisfactory to the Indemnitee or Indemnitee Affiliate, as applicable, and (iii) the Indemnitor is a party to the Indemnifiable Action, and neither Party has determined in good faith that joint representation would be inappropriate because of a conflict of interest. In such event, the Indemnitee or Indemnitee Affiliate shall assign any and all defenses, rights, and other interests in the Claim to Indemnitor. The Indemnitee or Indemnitee Affiliate may, in its sole discretion, select and employ separate counsel in any such action and to participate in the defense thereof, and the Indemnitee or Indemnitee Affiliate shall pay the fees and expenses of its counsel. The Indemnitee or Indemnitee Affiliate shall cooperate with the Indemnitor and its counsel in the defense or compromise of the Claims. If the Indemnitor assumes the defense of a Indemnifiable Action, no compromise or settlement of the Claims may be effected by the Indemnitor without the Indemnitee or Indemnitee Affiliate's consent unless (x) there is no finding or admission of any violation of Law or any violation of the rights of any Person and no effect on any other Claims that may be made against the Indemnitee or Indemnitee Affiliate, and (y) the sole relief provided is monetary damages that the Indemnitor pays in full.

(c) If notice is given to the Indemnitor of the commencement of any third-party Indemnifiable Action, and the Indemnitor does not, within 14 days after the Indemnitee or Indemnitee Affiliate's notice is given pursuant to Section 1.4(b), give notice to the Indemnitee or Indemnitee Affiliate of its election to assume the defense of the Indemnifiable Action, and any of the conditions set forth in clauses (i) through (iii) of Section 1.4(b) above become unsatisfied or a Indemnitee or Indemnitee Affiliate determines in good faith that there is a reasonable probability that a Indemnifiable Action may adversely affect it other than as a result of monetary damages for which it would be entitled to indemnification from the Indemnitor under this Agreement, then the Indemnitee or Indemnitee Affiliate may (upon notice to the Indemnitor) undertake the defense, compromise or settlement of the Indemnifiable Action; provided, however, that the Indemnitor shall reimburse the Indemnitee or Indemnitee Affiliate for the costs of defending against the Indemnifiable Action (including reasonable attorneys' fees and expenses) and will remain otherwise responsible for any liability with respect to amounts arising from or related to the third-party Indemnifiable Action, in both cases to the extent it is ultimately determined that the Indemnitor is liable with respect to the third-party Indemnifiable Action for a breach under this Agreement. The Indemnitor may elect to participate in the Indemnifiable Actions, negotiations, or defense at any time at its own expense.

1.5 Amendments and Modifications to Lease. From and after the Effective Date, neither the Indemnitee nor any Indemnitee Affiliate may enter into any amendments or modifications to the Lease that may expand or otherwise materially increase Indemnitor's obligations set forth herein without the prior written consent of Indemnitor.

ARTICLE II
MISCELLANEOUS

2.1 No Third-Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of the Parties and their respective successors or permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights upon any other Person.

2.2 Entire Agreement. This Agreement supersedes all prior discussions and agreements between the Parties and/or their affiliates with respect to the subject matter hereof and contains the sole and entire agreement between the Parties and their affiliates with respect to the subject matter hereof.

2.3 Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver will be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving the term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, will be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law, are cumulative and not alternative.

2.4 Succession and Assignment. This Agreement is binding upon and will inure to the benefit of the Parties and their successors and assigns. Unless otherwise stated herein, no Party may assign this Agreement or any of its rights, interests, or obligations hereunder.

2.5 Counterparts/Electronic or Fax Signatures. This Agreement may be executed in counterparts, each of which will be an original and all of which, when taken together, will constitute one instrument notwithstanding that all parties have not executed the same counterpart. Signatures that are transmitted electronically or by fax will be effective as originals.

2.6 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not modify, define, or limit any of its terms or provisions.

2.7 Notices. Any notice, request, demand, Claim, or other communication hereunder will be in writing and will be deemed delivered: (a) three business days after it is sent by U.S. mail, certified mail, return receipt requested, postage prepaid; or (b) one business day after it is sent via a reputable nationwide overnight courier, in each of the foregoing cases to the intended recipient as set forth below:

If to Indemnitor:

Westward Summit, LLC
Nicholas Brown
Austin Carlisle
Joseph Pepe
5621 E Bates Ave
Denver, CO 80222
Attention: Austin Carlisle, Manager
Phone: 719-330-7202
E-mail: nick.brown.co@gmail.com

With a copy to:	Ressler Law 30 E Kiowa Street Colorado Springs, CO 80903 Attention: Lyndsay Ressler Phone: 719-578-0200 Email: lressler@resslerlawfirm.com
If to Indemnitee:	Royal Asset Management, LLC Venture Product Consulting, LLC Neil Demers 16263 E 98th Way Commerce City, CO 80022 Attention: Neil Demers, Manager Phone: 720-937-9073 E-mail: npdemers@gmail.com
With a copy to:	McAllister Garfield, P.C. 501 S. Cherry St., Suite 480 Denver, Colorado 80246 Attention: Dan Garfield, Esq. Phone: 720-722-0048 E-mail: dgarfield@mcallistergarfield.com
If to Indemnitee:	Diego Pellicer Worldwide, Inc. 6160 Plumas Street, Suite 100 Reno, NV 89519 Attention: Nello Gonfantini Phone: 775-690-2188 E-mail: nello@diego-pellicer.com
With a copy to:	Joseph Tomasek, Esq. 74 Linden Avenue Verona, NJ 07044 Attention: Joseph Tomasek, Esq. Phone: 973-224-1061 E-mail: jtoma4368@aol.com

A Party may give any notice, request, demand, claim, or other communication hereunder by personal delivery, electronically, or fax, but no such notice, request, demand, claim, or other communication will be deemed to have been duly given unless and until it is actually received by the Party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving notice to the other Parties in the manner herein set forth.

2.8 Governing Law. This Agreement is governed by and construed and enforced in accordance with the laws of the State of Colorado, without giving effect to any conflict or choice of law provision that would result in imposition of another state's Law. THE PARTIES ACKNOWLEDGE THAT (A) COLORADO HAS PASSED AMENDMENTS TO THE COLORADO CONSTITUTION AND ENACTED CERTAIN LEGISLATION TO GOVERN THE MARIJUANA INDUSTRY AND (B) THE POSSESSION, SALE, MANUFACTURE, AND CULTIVATION OF MARIJUANA IS ILLEGAL UNDER FEDERAL LAW. THE PARTIES WAIVE ANY DEFENSES BASED UPON INVALIDITY OF CONTRACTS FOR PUBLIC POLICY REASONS AND/OR THE SUBSTANCE OF THE CONTRACT VIOLATING FEDERAL LAW.

2.9 Waiver of Right to Trial by Jury. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND WITH RESPECT TO ANY COUNTERCLAIM THEREIN.

2.10 Invalid Provisions; Severability. If a dispute between the Parties arises out of this Agreement or the subject matter of this Agreement, the Parties would want a court or arbitrator to interpret this Agreement as follows:

(a) With respect to any provision held to be unenforceable, by modifying that provision to the minimum extent necessary to make it enforceable or, if that modification is not permitted by law or public policy, by disregarding the provision;

(b) if an unenforceable provision is modified or disregarded in accordance with this Section 2.8, by holding the rest of the Agreement will remain in effect as written;

(c) by holding that any unenforceable provision will remain as written in any circumstances other than those in which the provision is held to be unenforceable; and

(d) if modifying or disregarding the unenforceable provision would result in a failure of an essential purpose of this Agreement, by holding the entire Agreement unenforceable.

Upon the determination that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

2.11 Amendments. The Parties may amend any provision of this Agreement only by a written instrument signed by both Parties.

2.12 Confidentiality. This Agreement is confidential and will not be disclosed to any third party (other than the Parties' affiliates, attorneys, accountants, auditors, governmental authorities, or other advisors) except as required for tax purposes, or as required by law. Any Party receiving a request for this Agreement shall promptly notify the other Parties to afford it the opportunity to object or seek a protective order regarding this Agreement or information contained herein.

2.13 Advice of Counsel. Each Party has had the opportunity to seek the advice of independent legal counsel and has read and understood each of the terms and provisions of this Agreement.

2.14 Mandatory Binding Arbitration.

(a) Any dispute, claim, interpretation, controversy, or issues of public policy arising out of relating to this Agreement, including the determination of the scope or applicability of this Section 2.14, will be determined exclusively by mandatory binding arbitration held in Denver, Colorado, and will be governed exclusively by the Colorado Revised Arbitration Act, §§ 13-22-201, et seq., C.R.S. (the "CRAA").

(b) The arbitrator will be selected from the roster of arbitrators at Judicial Arbiter Group, Inc. in Denver, Colorado ("JAG"), unless the Parties agree otherwise. If the Parties do not agree on the selection of a single arbitrator within ten days after a demand for arbitration is made, then the arbitrator will be selected by JAG from among its available professionals. Arbitration of all disputes and the outcome of the arbitration will remain confidential between the Parties except as necessary to obtain a court judgment on the award or other relief or to engage in collection of the judgment.

(c) The Parties irrevocably submit to the exclusive jurisdiction of the state courts located in Denver, Colorado, with respect to this Section 2.14 to compel arbitration, to confirm an arbitration award or order, or to handle court functions permitted under the CRAA. The Parties irrevocably waive defense of an inconvenient forum to the maintenance of any such action or other proceeding. The Parties may seek recognition and enforcement of any Colorado state court judgment confirming an arbitration award or order in any United States state court or any court outside the United States or its territories having jurisdiction with respect to recognition or enforcement of such judgment.

(d) The Parties waive (i) any right of removal to the United States federal courts and (ii) any right in the United States federal courts to compel arbitration, to confirm any arbitration award or order, or to seek any aid or assistance of any kind.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each Party as of the date first above written.

Westward Summit, LLC, a Colorado limited liability company.

____

By: Nicholas Brown

Its: Manager

Nicholas Brown

Nicholas Brown

____

Austin Carlisle

____

Joseph Pepe

____

Royal Asset Management, LLC, a Colorado limited liability company.

____

By: Neil Demers

Its: Manager

Venture Product Consulting, LLC, a Colorado limited liability company.

____

By: Neil Demers

Its: Manager

Neil Demers

____

Diego Pellicer Worldwide, Inc., a Delaware corporation.

____

By: Nello Gonfantini

Its: Director

Nicholas Brown

____

Austin Carlisle

____

Joseph Pepe

____

Royal Asset Management, LLC, a Colorado limited liability company.

____

By: Neil Demers

Its: Manager

Venture Product Consulting, LLC, a Colorado limited liability company.

____

By: Neil Demers

Its: Manager

Neil Demers

____

Diego Pellicer Worldwide, Inc., a Delaware corporation.

____

By: Nello Gonfantini

Its: Director